EXHIBIT 10.8

GUARANTY OF COLLECTION

For good and valuable consideration, Peak Resorts, Inc. a corporation with its registered office in St Louis Missouri, and with a mailing address of 17409 Hidden Valley Drive, Wildwood, Missouri 63025 (the “Guarantor of Collection”), absolutely and unconditionally guarantees and promises to pay to Carinthia Group 1 L.P, a Vermont limited liability company with a principal place of business in West Dover, Vermont and Carinthia Group 2, L.P., a limited partnership organized under the laws of the State of Vermont (“Carinthia 2”) with a principal place of business at 89 Grand Summit Way, West Dover, Vermont 05356 (Carinthia 1 and Carinthia 2 each referred to individually as a “Lender” and collectively as “Lender”), or its order, on demand, in legal tender of the United States of America, the Indebtedness (as that term is defined below) of its affiliate West Lake Water Project LLC, a limited liability company organized under the laws of the State of Vermont, and with a mailing address of 89 Grand Summit Way, West Dover, Vermont 05356 (the “Borrower”), owed to the Lender on the terms and conditions set forth in this Guaranty. Under this Guaranty, the liability of the Guarantor is limited to the Indebtedness and the obligations of the Guarantor are continuing until the Indebtedness is fully paid and satisfied and all loan facilities comprising the Indebtedness are expired or terminated.

1.	Defined Terms. The following words shall have the following meanings when used in this Guaranty:
(a) “Guaranty” shall mean this Guaranty of Collection made by the Guarantor for the benefit of the Lender.

(b) “Indebtedness” shall mean all of the Borrower's liabilities, obligations, debts, and indebtedness to the Lender that are incurred in connection with a loan in the maximum principal amount of $30,000,000 pursuant to that certain Loan Agreement among each Lender and the Borrower of even date herewith (the “Loan Agreement”) and evidenced by that certain promissory note payable to the Lender dated of even date herewith (the “Note”), or arising out of the various Related Documents as that term is defined below.

(c) “Related Documents” shall mean and include without limitation any other instruments, agreements and documents executed by the Borrower at the Lender's request contemporaneously hereof in connection with the Loan Agreement and the Note.

2.

Guaranty. The Guarantor guarantees to the Lender full and prompt collection of up to the principal amount due under the Note and all accrued and unpaid interest thereon. This Guaranty is a guaranty of collection only, and not a guaranty of payment. As such, the Lender in accepting this Guaranty acknowledges that upon (i) the Borrower’s failure to make a payment when the same shall be due and owing to the Lender in respect of the Indebtedness and (ii) lawful acceleration of the Indebtedness, the Lender will (a) resort first directly against the Borrower and fully exhaust any and all legal remedies existing or available and shall have failed to collect the full amount of the Indebtedness before proceeding against Guarantor; and (b) give notice of the terms, time, and place of any public or private sale of collateral held, if any, by the Lender and comply with any other applicable provisions of the Uniform Commercial Code as adopted in Vermont, or any other applicable law. This Guaranty will take effect when received by the

Lender without the necessity of any acceptance by the Lender, or any notice to the Guarantor or to the Borrower, and will continue in full force until all Indebtedness incurred or contracted before receipt by the Lender of any notice of revocation shall have been fully and finally paid and satisfied and all other obligations of the Guarantor under this Guaranty shall have been performed in full. Guarantor hereby agrees that it shall provide to Richard Deutsch, 89 Grand Summit Way, PO Box 2805 West Dover, VT 05356, as agent of the limited partners of the Lender (the “Agent”), such quarterly and annual financial statements and operational reports as it may provide to its principal lender as promptly as reasonably practicable following the preparation thereof.

3. Representations and Warranties. The Guarantor represents and warrants to the Lender, at the time of execution of this Guaranty and as of the time of each drawing under or other utilization of the loan as set forth and more particularly detailed in the Loan Agreement, that to the best of its knowledge (a) no representations or agreements of any kind have been made to the Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) the execution by Guarantor of the Guaranty and the incurring of liability and indebtedness to the Lender does not and will not contravene any provision contained in any other loan or credit agreement or borrowing instrument or contract to which the Guarantor is a party; (c) the Guaranty has been duly executed and delivered by the Guarantor, and constitutes valid and binding obligations of the Guarantor enforceable in accordance with its terms; and (d) this Guaranty constitutes an independent obligation of the Guarantor, notwithstanding its ownership interest in the Borrower.

4. Governing Law. This Guaranty is conclusively deemed to be made under and for all purposes to be governed by and construed in accordance with the laws of the State of Vermont. In relation to any legal action or proceedings arising out of or in connection with this Guaranty, the Guarantor submits to the jurisdiction of the courts of the State of Vermont, as the Lender may elect, and to the extent permitted by law, waives any objection to such legal action or proceedings in such courts on the grounds of venue or on the grounds that such legal action or proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Lender and shall not affect the right of the Lender to take legal action or proceedings in any other court of competent jurisdiction nor shall the taking of legal action or proceedings in any court of competent jurisdiction preclude the Lender from taking legal action or proceedings in any other court of competent jurisdiction (whether concurrently or not). The Lender and the Guarantor hereby waive the right to any jury trial in any action, proceeding or counterclaim brought by either the Lender or the Guarantor against the other.

5.	Miscellaneous. The following miscellaneous provisions are a part of this Guaranty:

(a) Amendments. This Guaranty constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b) Attorneys' Fees; Expenses. The Guarantor agrees to pay upon demand the Lender's reasonable costs and expenses, including reasonable attorneys' fees and the Lender's reasonable legal expenses, incurred in connection with the successful enforcement of this

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Guaranty. The Guarantor also shall pay all court costs and such additional fees as may be directed by the court in connection with the successful enforcement of this Guaranty.

(c) Notices. All notices required to be given by either party to the other under this Guaranty shall be in writing and shall be effective when actually delivered or one (1) business day after being deposited with a nationally recognized overnight courier with receipt confirmed, or three (3) business days after being deposited in the United States mail, first class postage prepaid with return receipt requested, addressed to the party to whom the notice is to be given at the address shown above or to such other addresses as either party may designate to the other in writing.

(d) Interpretation. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable.

(e) Waiver. The Lender shall not be deemed to have waived any rights under this

Guaranty unless such waiver is given in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of the Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by the Lender, nor any course of dealing between the Lender and the Guarantor, shall constitute a waiver of any of the Lender's rights or of any of the Guarantor's obligations as to any future transactions. Whenever the consent of the Lender is required under this Guaranty, the granting of such consent by the Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the Lender. Any amendment or waiver by the Lender of any provision of this Guaranty shall require the consent of limited partners in the Lender that own not less than a majority of the limited partnership interests then outstanding.

(f) Lender's Records. Every certificate issued under the hand of an officer of the Lender purporting to show the amount at any particular time due and payable to the Lender, and covered by this Guaranty, shall be received as conclusive evidence as against the Guarantor that such amount is at such time so due and payable to the Lender and is covered hereby.

(g) Change. The Guarantor agrees that no change or changes in the name or names of the Borrower or Guarantor, no change or changes in the objects, capital or enabling documents of the Borrower or the amalgamation of the Borrower with any other entity, and no other change or changes of any kind whatsoever shall in any way affect the liability of the Guarantor, either with respect to transactions occurring before or after any such change or changes, and the Lender shall not be obliged to inquire into powers of the Borrower, its officers, directors or agents acting or purporting to act on its behalf, and monies, advances, renewals or credits in fact borrowed or obtained by the Borrower from the Lender and all liabilities incurred by the Borrower from the Lender in professed exercise of such powers shall be deemed to form part of the Indebtedness hereby guaranteed notwithstanding that such borrowing, obtaining of monies, advances, renewals or credits, or incurring of such liabilities shall be in excess of the powers of the Borrower, or its officers, directors or agents, or be in any way irregular, defective or informal.

(h) Successors and Assigns. The Guarantor may not delegate any of its obligations hereunder. The provisions of this Guaranty shall be binding upon any successors of the Guarantor.
(i) Sharing of Payments. By its acceptance of this Guaranty, each Lender agrees to share in all payments made under this Guaranty in accordance with its Proportionate Interest set forth on Schedule 1 of the Note.

THE UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, THE GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON THE GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO THE LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED. NO FORMAL ACCEPTANCE BY THE LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED AND SHALL BE EFFECTIVE AS OF DECEMBER 27, 2016,  NOTWITHSTANDING THE DATE OF ANY OF THE RELATED DOCUMENTS.

GUARANTOR OF COLLECTION

PEAK RESORTS, INC., a Missouri corporation

By:  /s/ Richard Deutsch

Name:  Richard Deutsch

Title:  Vice President

Address:

17409 HiddenValley Drive Wildwood, Missouri 63025 Facsimile:_________________________

Signed, acknowledged and delivered in the presence of:

/s/ Laurie Newton

Authorized Officer

Signature Page to Guaranty of Collection (Westlake)]